UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

FSP PHOENIX TOWER CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52559	20-3965390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

FSP Phoenix Tower Corp. (the “Registrant”) is a Delaware corporation formed to purchase, own, operate, improve and reposition a thirty-four story multi-tenant office building containing approximately 629,054 rentable square feet of space located on approximately 2.1 acres of land in Houston, Texas (the “Property”).  The Registrant operates in a manner intended to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The Registrant acquired the Property through a limited partnership, FSP Phoenix Tower Limited Partnership (the “Property Owner”), of which the Registrant is the sole limited partner and of which FSP Phoenix Tower LLC, a wholly-owned subsidiary of the Registrant, is the sole general partner. The sole business of the Property Owner is to own and operate the Property; the sole business of each of FSP Phoenix Tower LLC and the Registrant is to hold the equity interests of the Property Owner.

The Property Owner and Permian Mud Service, Inc. (“Permian Mud”) are parties to a Lease Agreement dated April 28, 2005, as amended by a First Amendment to Lease Agreement dated October 16, 2007, and as further amended by a Second Amendment to Lease Agreement dated May 31, 2011 (as so amended, the “Original Lease Agreement”), whereby Permian Mud leases an aggregate of approximately 94,798 square feet of space on levels 25, 27, 28, 29 and 31 at the Property from the Property Owner. The expiration date for the space leased pursuant to the Original Lease Agreement is February 28, 2018.

On January 12, 2012, the Property Owner and Permian Mud entered into a Third Amendment to Lease Agreement (the “Third Amendment” and, together with the Original Lease Agreement, the “Lease Agreement”) that, among other items, adds approximately 10,131 square feet of space on level 11 at the Property. The commencement date for the additional premises on level 11 is expected to be on or about April 1, 2012. The expiration date for the additional premises is February 28, 2018. Accordingly, pursuant to the Lease Agreement, from and after the commencement date for the additional premises, Permian Mud will lease an aggregate of approximately 104,929 square feet of space at the Property, or approximately 17% of the Property’s rentable area, on levels 11, 25, 27, 28, 29 and 31. The expiration date of the term of the Lease Agreement is February 28, 2018. Permian Mud also leases approximately 512 square feet of storage space at the Property pursuant to a separate storage agreement.

The Third Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Third Amendment is qualified in its entirety by the complete text of the Third Amendment filed herewith and the foregoing summary of the Original Lease Agreement is qualified in its entirety by the complete text of the Original Lease Agreement filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for year ended December 31, 2007 and as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 2, 2011.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP PHOENIX TOWER CORP.

Date: January 12, 2012	By: /s/ George J. Carter
George J. Carter President

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Lease Agreement dated January 12, 2012 by and between FSP Phoenix Tower Limited Partnership and Permian Mud Service, Inc.

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